UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

First Eagle Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01642	87-6975595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 698-3300

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As of October 1, 2025, First Eagle Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on October 23, 2025) to a feeder vehicle primarily created to hold the Fund’s common shares. The offer and sale of these Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder. The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of October 1, 2025 (number of shares finalized on October 23, 2025)	289	$ 7,020

Item 7.01 Regulation FD Disclosure.

October 2025 Distributions

On October 24, 2025, the Fund declared regular distributions for each class of its common shares in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distributions
Class I Common Shares	$ 0.210	$ 0.000	$ 0.210
Class D Common Shares	$ 0.210	$ 0.005	$ 0.205

The distributions for each class of common shares are payable to shareholders of record as of the open of business on October 31, 2025 and will be paid on November 26, 2025.

These distributions will be paid in cash or reinvested in common shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01 Other Events.

September 30, 2025 Net Asset Value per Share

The net asset value (the “NAV”) per share of each class of the Fund as of September 30, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of September 30, 2025
Class I Common Shares	$ 24.30
Class D Common Shares	$ 24.30

As of September 30, 2025, the Fund’s aggregate NAV was $302.5 million, the fair value of its investment portfolio was approximately $644.6 million and it had approximately $404.0 million of principal debt outstanding, resulting in a debt-to-equity ratio of 1.34x.

Shares Outstanding as of September 30, 2025

Shares Outstanding as of September 30, 2025
Class I Common Shares	12,443,317
Class D Common Shares	4,205

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in common shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of a separate private offering (the “Private Offering”). The following table lists the common shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include common shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	---	---
Class S Common Shares	---	---
Class D Common Shares	4,205	$ 0.1 million
Private Offering:
Class I Common Shares	12,466,213	$ 303.7 million
Class S Common Shares	---	---
Class D Common Shares	---	---
Total Offering and Private Offering*	12,470,418	$ 303.8 million
* Amounts may not sum due to rounding

The information in Item 8.01 was not audited or reviewed or approved for purposes of financial statement preparation or as part of a comprehensive statement of the Fund’s financial results. In that regard, there can be no assurance that the Fund’s final results for the fiscal quarter ended September 30, 2025 will not differ materially from this information.

The information in Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date:	October 24, 2025	By:	/s/ Jennifer Wilson
		Name: Title:	Jennifer Wilson Chief Financial Officer and Treasurer